SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 1, 2007
                                                          ---------------


                           GREENMAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-13776                   71-0724248
      ---------------              -----------                -------------
      (State or other              (Commission                (IRS Employer
      jurisdiction of              File Number)             Identification No.)
      incorporation)

                              12498 Wyoming Ave So.
                                Savage, MN 55378
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (781) 224-2411
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry Into a Definitive Material Agreement

      On October 1, 2007, the Registrant entered into a definitive Share Exchange Agreement (the "Exchange Agreement") with Welch Products, Inc., an Iowa corporation ("Welch Products"), and its stockholders (the "Stockholders"). Pursuant to the Exchange Agreement, the Registrant acquired all of the outstanding capital stock of Welch Products from the Stockholders in exchange for the issuance by the Registrant of 8,000,000 shares of its common stock, $.01 par value per share (the "Shares").

      The Exchange Agreement contains customary representations, warranties and covenants. The parties have placed 10% of the Shares in escrow for one year as security for any indemnification claims by the Registrant under the Exchange Agreement. In the absence of fraud on the part of Welch Products or the Stockholders, the escrowed Shares are the sole source from which the Registrant may recover for claims for breaches of representations, warranties or covenants. Any Shares released to the Registrant from escrow would be credited against the amount of the indemnified claim at the rate of $0.32 per Share, irrespective of the fair market value of Registrant's common stock at the time claim is made or resolved.

      The Exchange Agreement provides that the Registrant will file, as soon as practicable, a registration statement with the Securities and Exchange Commission to permit the resale of the Shares by the Stockholders. The Registrant is obligated to use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as possible after the filing thereof. Notwithstanding such registration:

      (a) each Stockholder has agreed, with certain exceptions, that for a period of one year after the registration statement has been declared effective, such Stockholder will not sell or otherwise dispose of the Shares at a price of less than $0.28 per Share (giving effect to equitable adjustments for any stock split, stock dividend, combination of shares or the like affecting the Shares); and

      (b) certain Stockholders have agreed, with certain exceptions, that (i) prior to March 29, 2008, such Stockholders will not sell or otherwise dispose of any Shares, and (ii) for a period of one year after such registration statement has been declared effective, such Stockholders will not, on any trading day, sell or otherwise dispose of any number of Shares which is in excess of 10% of the aggregate number of shares of the Registrant's common stock traded on such trading day.

These restrictions may be waived by the Registrant's chief executive officer with respect to certain privately negotiated transfers of Shares.

      In connection with the acquisition, the Registrant entered into consulting agreements (the "Consulting Agreements") with Bruce A. Boland ("Boland") and John W. Brown ("Brown" and, together with Boland, the "Consultants"), who served as the President and the Chief Financial Officer, respectively, of Welch Products prior to the completion of the acquisition. In exchange for the Consultants' consulting services, the Registrant will pay Boland and Brown at the monthly rates of $6,300 and $4,600, respectively. The Consultants have agreed to defer receipt of all but $1,000 of each monthly payment, commencing with the November 30, 2007 payments and ending with the April 30, 2008 payments, with all deferred amounts payable on May 31, 2008. Thereafter the Registrant will pay the Consultants on a current basis during the remaining term of the respective Consulting Agreements. The Consulting Agreements each have terms expiring on March 31, 2011, subject to their earlier termination. If, however, the Registrant terminates either Consulting Agreement other than for breach or for "cause" (as defined in the Consulting Agreements), the Registrant will be obligated to pay the affected Consultant all consulting fees that would otherwise have been due through March 31, 2011.

      The Consulting Agreements also provide that, if either Consultant introduces the Registrant to an investment group, person or entity that provides any financing on terms approved by the Registrant's Board of Directors, the Registrant will pay such Consultant a fee of 3.5% of the gross proceeds of such financing, provided that the total fees associated with such financing may not exceed 15% of such gross proceeds. Further, if any such financing funding is sufficient (a) to repay 100% of the then outstanding indebtedness of the Registrant to the Registrant's principal secured lender, Laurus Master Fund, Ltd. (together with its affiliates and assigns, "Laurus") and (b) to repurchase all outstanding common stock warrants previously granted by the Registrant to Laurus, the Registrant will also issue to such Consultant a warrant to purchase 250,000 shares of its common stock. Any such warrant or warrants (i) would be exercisable at a price equal to the closing bid price of the Registrant's common stock on the date such financing is closed, (ii) would be exercisable immediately upon issuance, and (iii) would have a term of three years from the date of issuance.

      In connection with the acquisition, the Registrant, Welch Products and the Stockholders entered into an agreement with Laurus pursuant to which Laurus has agreed (i) to provide the Stockholders with notice prior to taking any action to cause either (x) the Registrant to sell or otherwise liquidate the capital stock of Welch Products or (y) Welch Products to sell or otherwise liquidate all or substantially all of its assets, and (ii) if the Stockholders desire to re-acquire all (but not less than all) of such capital stock or assets, to enter into up to five days of exclusive negotiations with the Stockholders concerning the terms of such re-acquisition prior to entering into a binding commitment to sell such stock or assets to any third party. In the event that the Stockholders and Laurus reach agreement, then, after the payment in full of the principal amount of the outstanding indebtedness advanced by Laurus against the value of the capital stock or assets of Welch Products, together with all interest and fees, the Stockholders would be permitted, with certain exceptions, to deliver to the Registrant, as a credit against the purchase price of such shares or assets, up to 8,000,000 shares of the Registrant's common stock. Any such shares would be credited against the purchase price at the rate of $0.32 per share, irrespective of the fair market value of Registrant's common stock at the time of such purchase.

      The foregoing descriptions of the Exchange Agreement and of the other agreements referred to in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the complete text of the Exchange Agreement and such agreements, which are filed as Exhibits 1.1 through 1.5 hereto and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

      On October 1, 2007, the Registrant completed the acquisition of all of the outstanding capital stock of Welch Products, Inc., in exchange for the issuance of 8,000,000 shares of its common stock, $.01 par value per share. Each of the disclosures set forth in response to Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by this reference.

Item 3.02.  Unregistered Sale of Equity Securities

      On October 1, 2007, the Registrant completed the acquisition of all of the outstanding capital stock of Welch Products, Inc., in exchange for the issuance of 8,000,000 shares of its common stock, $.01 par value per share (the "Shares"). As of September 30, 2007, 22,880,435 shares of the Registrant's stock were issued and outstanding. The Shares constitute approximately 35% of the issued and outstanding shares of the Registrant's common stock as of such date. The issuance of the Shares is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act.

Item 7.01.  Regulation FD Disclosure

      On October 2, 2007, the Registrant issued a press release announcing the execution of the Exchange Agreement and the consummation of the acquisition of Welch Products. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

      The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this
Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

Explanatory Note Regarding Exhibits

      Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties' risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

      Exhibits B, C, D and E to the Share Exchange Agreement filed as Exhibit
1.1 with this report have been omitted because executed copies of the respective exhibits have been filed as Exhibits 1.2, 1.3, 1.4 and 1.5, respectively. All other schedules and attachments to each of the exhibits below are omitted in reliance on Item 601(b)(2) of Regulation S-B. Such schedules and attachments will be provided to the Commission upon request.

      (a)   Financial Statements of Businesses Acquired.

            In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than December 15, 2007, 71 days after the required filing date for this Current Report.

      (b)   Pro Forma Financial Information.

            In accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K no later than December 15, 2007, 71 days after the required filing date for this Current Report.

      (c)   Exhibits.

            The following exhibits are filed with this report:

Exhibit No.       Exhibit Description
-----------       -------------------

    1.1 Share Exchange Agreement among GreenMan Technologies, Inc., Welch Products, Inc. and the Stockholders of Welch Products, Inc., dated October 1, 2007

    1.2 Escrow Agreement among GreenMan Technologies, Inc., Welch Products, Inc., the Stockholders of Welch Products, Inc. and Dreher, Simpson and Jensen, P.C., as Escrow Agent, dated October 1, 2007

    1.3 Consulting Agreement between GreenMan Technologies, Inc. and Bruce A. Boland, dated October 1, 2007

    1.4 Consulting Agreement between GreenMan Technologies, Inc. and John W. Brown, dated October 1, 2007

    1.5 Agreement among GreenMan Technologies, Inc., Welch Products, Inc., the Stockholders of Welch Products, Inc. and Laurus Master Fund Ltd., dated October 1, 2007

   99.1           Press release issued by GreenMan Technologies, Inc., dated
                  October 2, 2007

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREENMAN TECHNOLOGIES, INC.
                                           (Registrant)


                                    By: /s/ Charles E. Coppa
                                        ---------------------------
                                        Charles E. Coppa
                                        Chief Financial Officer

Date:  October 4, 2007